                                                                    EXHIBIT 10.8


                                 LOAN AGREEMENT

                                    between

                       THE NEW HANOVER COUNTY INDUSTRIAL
                        FACILITIES AND POLLUTION CONTROL
                              FINANCING AUTHORITY

                                      and

                            APPLIED ANALYTICAL, INC.

                          Dated as of November 1, 1988




_______________________________________________________________________________


NOTE: THIS LOAN AGREEMENT HAS BEEN ASSIGNED TO, AND IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF, MELLON BANK, N.A., AS TRUSTEE UNDER AN INDENTURE OF TRUST DATED AS OF NOVEMBER 1, 1988, BETWEEN THE NEW HANOVER COUNTY INDUSTRIAL FACILITIES AND POLLUTION CONTROL FINANCING AUTHORITY AND SUCH TRUSTEE, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME. INFORMATION CONCERNING SUCH SECURITY INTEREST MAY BE OBTAINED FROM THE TRUSTEE AT ITS ADDRESS IN PITTSBURGH, PENNSYLVANIA.

                               TABLE OF CONTENTS

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Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Granting Clauses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1



                                            ARTICLE I

                              Definitions and Rules of Construction

Section 1.1.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Section 1.2.  Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

                                            ARTICLE II

                                         Representations

Section 2.1.  Representations by Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 2.2.  Representations by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                           ARTICLE III

                             Acquisition, Construction, Installation
                                     and Financing of Project

Section 3.1.  Loan of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 3.2.  Agreement to Acquire, Construct and
              Equip Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Section 3.3.  Agreement to Issue Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 3.4.  Establishment of Completion Date  . . . . . . . . . . . . . . . . . . . . . . . . 8
Section 3.5.  Company Required to Complete Project  . . . . . . . . . . . . . . . . . . . . . . 8
Section 3.6.  Limitation of Issuer's Liability  . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 3.7.  Disclaimer of Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                            ARTICLE IV

                                         Payments on Note

Section 4.1.  Amounts Payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 4.2.  Payments Assigned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 4.3.  Default in Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 4.4.  Obligations of Company Unconditional  . . . . . . . . . . . . . . . . . . . . .  10
Section 4.5.  Note Secured by Deed of Trust . . . . . . . . . . . . . . . . . . . . . . . . .  11
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                                            ARTICLE V

                          Maintenance, Alterations, Improvements, Taxes
                                          and Insurance

Section 5.1.  Undertaking of Project; Permits;
              Maintenance and Modification  . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 5.2.  Taxes, Other Governmental Charges,
              Utility Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 5.3.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 5.4.  Company to Furnish Proof of Payment
              of Taxes, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                            ARTICLE VI

                               Damage, Destruction and Condemnation

Section 6.1.  Parties to Give Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 6.2.  Damage and Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 6.3.  Condemnation and Loss of Title  . . . . . . . . . . . . . . . . . . . . . . . .  13

                                           ARTICLE VII

                                        Special Covenants

Section 7.1.  Inspection of Project . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 7.2.  Indemnification by Company  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 7.3.  Maintenance of Corporate Existence  . . . . . . . . . . . . . . . . . . . . . .  15
Section 7.4.  Financial Records and Statements  . . . . . . . . . . . . . . . . . . . . . . .  15
Section 7.5.  Use of Proceeds and Other Matters . . . . . . . . . . . . . . . . . . . . . . .  16
Section 7.6.  Reference to Bonds Ineffective after Bonds Paid . . . . . . . . . . . . . . . .  20
Section 7.7.  Project List  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 7.8.  Notification of an Act of Bankruptcy  . . . . . . . . . . . . . . . . . . . . .  20
Section 7.9.  Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 7.10. Compliance with Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 7.11. Outstanding Bonds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                           ARTICLE VIII

                                  Events of Default and Remedies

Section 8.1.  Event of Default Defined  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 8.2.  Remedies on Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 8.3.  No Remedy Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 8.4.  Attorneys' Fees and Other Expenses  . . . . . . . . . . . . . . . . . . . . . .  24
Section 8.5.  No Additional Waiver Implied by One Waiver  . . . . . . . . . . . . . . . . . .  24
Section 8.6.  Waivers under Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
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                                            ARTICLE IX

                       Termination of Loan Agreement and Prepayment of Note

Section 9.1.  Option to Prepay in Full  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Section 9.2.  Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 9.3.  Option to Prepay in Part  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 9.4.  Relation of Options to Indenture  . . . . . . . . . . . . . . . . . . . . . . .  25
Section 9.5.  Obligations after Payment of Note and
              Termination of Loan Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                            ARTICLE X

                                          Miscellaneous

Section 10.1.  Term of Loan Agreement; Amounts
               Remaining after Payment of the Bonds . . . . . . . . . . . . . . . . . . . . .  25
Section 10.2.  Notices, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
Section 10.3.  Amendments to Loan Agreement and Note  . . . . . . . . . . . . . . . . . . . .  27
Section 10.4.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 10.5.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 10.6.  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 10.7.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 10.8.  Bank or Guarantors May Perform Company's
               Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 10.9.  Entire Loan Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28


Signatures and Seals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Receipt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

Exhibit A - Form of Promissory Note
Exhibit B - Description of Project
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

         THIS LOAN AGREEMENT, made as of the first day of November, 1988, by and between THE NEW HANOVER COUNTY INDUSTRIAL FACILITIES AND POLLUTION FINANCING AUTHORITY, a political subdivision and body corporate and politic of the State of North Carolina (the "Issuer"), and APPLIED ANALYTICAL, INC., a Delaware corporation (the "Company");


                              W I T N E S S E T H:


         WHEREAS, the Issuer is authorized and empowered by the Industrial and Pollution Control Facilities Financing Act, Chapter 159C of the General Statutes of North Carolina, as amended (the "Act"), to issue revenue bonds for the purpose, among others, of paying all or any part of the cost of any industrial project for industry; to acquire, construct and equip any such project; and to make and execute financing agreements, security documents and other contracts and instruments necessary or convenient in the exercise of such powers; and

         WHEREAS, the Issuer has been duly organized pursuant to the Act; and

         WHEREAS, in order to further the purposes of the Act, the Issuer proposes to undertake the financing of an industrial facility for the manufacture of liquid and solid dosage forms of pharmaceutical products (the "Project") in New Hanover County, North Carolina, which constitutes an industrial project for industry under the Act, and to obtain the funds therefor by the issuance of its bonds under an Indenture of Trust securing such bonds, between the Issuer and Mellon Bank, N.A., Pittsburgh, Pennsylvania, as Trustee, dated as of the date hereof; and

         WHEREAS, the Issuer proposes to loan the proceeds from the sale of the Series 1988 Bonds, as hereinafter defined, to the Company to acquire, renovate, reconstruct and equip the Project upon the terms and conditions hereinafter set forth; and

         WHEREAS, the Company and NCNB National Bank of North Carolina (the "Bank") will enter into a Reimbursement Agreement (the "Reimbursement Agreement") dated as of the date hereof pursuant to which the Bank will issue an irrevocable letter of credit in an amount not to exceed $3,685,208.33 to the Trustee at the request and for the account of the Company upon the terms set forth in the Reimbursement Agreement; and

         WHEREAS, it has been determined that the financing of the acquisition, renovation, reconstruction and equipping of the Project will require the issuance, sale and delivery by the Issuer of a series of bonds in the aggregate principal amount of $3,500,000 (the "Series 1988 Bonds");

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant and agree as follows:


                                   ARTICLE I

                     Definitions and Rules of Construction

         Section 1.1. Definitions. All words and terms defined in the Indenture shall have the same meanings in this Loan Agreement. Words defined elsewhere in this Loan Agreement shall have the same meanings throughout this Loan Agreement. The following words and terms as used in this Loan Agreement shall have the following meanings unless a different meaning clearly appears from the context:

         "Code" shall mean the Internal Revenue Code of 1986, as it applies to the Bonds. Reference herein to any specific provision of the Code shall be deemed to include any successor provision of such provision of the Code.

         "Company" shall mean Applied Analytical, Inc., a Delaware corporation, its successors and any surviving, resulting or transferee corporation as permitted by Section 7.3.

         "Completion Date" shall mean the date established pursuant to Section 3.4.

         "Deed of Trust" shall mean the Deed of Trust dated as of the date hereof from the Company securing the Note and the Company's obligation to repay the Bank for draws under the Letter of Credit, including any supplements or amendments thereto permitted by the Indenture.

         "Event of Default" shall mean any of the events enumerated in Section 8.1.

         "Fiscal Year" shall mean the calendar year or such other fiscal year as shall be selected by the Company.

         "Indenture" shall mean the Indenture of Trust by and between the Issuer and Mellon Bank, N.A., Pittsburgh, Pennsylvania, as Trustee, dated as of the date of this Loan Agreement, relating to the Bonds, including any supplements or amendments thereto.

         "Letter of Credit" shall mean the irrevocable letter of credit in an amount not to exceed $3,685,208.33 dated the date of the issuance of the Series 1988 Bonds and issued by the Bank to the Trustee at the request and for the account of the Company pursuant to the Reimbursement Agreement, including any permitted amendments thereto and any renewals or substitutes therefor, or any Substitute Letter of Credit.

         "Loan Agreement" shall mean this Loan Agreement between the Issuer and the Company, dated as of November 1, 1988, including any supplements or amendments hereto as permitted by the Indenture.

         "Net Proceeds", when used with respect to any insurance recovery or condemnation award with respect to the Project, shall mean the gross proceeds from such insurance recovery or condemnation award less payment of attorneys' fees, fees and expenses of the Trustee and all other expenses properly incurred in the collection of such gross proceeds.

         "Note" shall mean the promissory note of the Company in the principal amount of $3,500,000, dated as of November 1, 1988, in the form attached hereto as Exhibit A, issued pursuant hereto and delivered to the Issuer as consideration for the loan of the proceeds of the Series 1988 Bonds for the undertaking of the Project, and any amendment or supplement thereto or substitution therefor.

         "Project" shall mean an industrial facility for the manufacture of liquid and solid dosage forms of pharmaceutical products in New Hanover County, North Carolina, all as described in Exhibit B attached to this Loan Agreement, as may be revised in accordance with Section 3.2, as the same may at any time exist.

         "Reimbursement Agreement" shall mean the Reimbursement Agreement dated as of the date of this Loan Agreement between the Company and the Bank, including any supplements or amendments thereto, and any similar agreement between the Company and the Issuer of a Substitute Letter of Credit.

         "Remarketing Agreement" shall mean the Remarketing Agreement dated as of November 1, 1988, between the Issuer, the Company and the Remarketing Agent.

         Section 1.2. Rules of Construction. The following rules shall apply to the construction of this Loan Agreement unless the context clearly indicates to the contrary:

         (a) Words importing the singular number shall include plural number and vice versa.

         (b) Words importing the redemption or calling for redemption of the Bonds shall not be deemed to refer to or connote the payment of the Bonds at their stated maturity.

         (c) All references herein to particular articles or sections are references to articles or sections of this Loan Agreement.

         (d) The headings herein are solely for convenience of reference and shall not constitute a part of this Loan Agreement nor shall they affect its meaning, construction or effect.


                                   ARTICLE II

                                Representations

         Section 2.1. Representations by Issuer. The Issuer makes the following representations as the basis for its undertakings hereunder:

         (a)     The Issuer is duly organized and existing under the Act.

         (b) The Issuer has the power to finance the acquisition, construction and equipping of the Project from the proceeds of the sale of the Series 1988 Bonds and to loan the Company the proceeds from the sale of the Series 1988 Bonds pursuant to the provisions of this Loan Agreement, such loan being in furtherance of the purposes for which the Issuer was organized.

         (c) The Issuer proposes to issue its Series 1988 Bonds in the aggregate principal amount of $3,500,000 to finance the Cost of the Project under the indenture pursuant to which the Issuer's interest in this Loan Agreement and the revenues and receipts therefrom, including the Note and the payments thereon by the Company, will be assigned and pledged by the Issuer to the Trustee as security for payment of the principal of, premium, if any, and interest on the Bonds.

         (d) The Issuer has the power to enter into this Loan Agreement and the Indenture and to carry out its obligations hereunder and thereunder and to issue the Series 1988, Bonds to finance the cost of the Project; by proper action has duly authorized the execution and delivery of this Agreement and the Indenture, the performance of its obligations hereunder and thereunder and the issuance of the Series 1988 Bonds; and, simultaneously with the execution and delivery of this Loan Agreement, has duly executed and delivered the Indenture and issued Series 1988 Bonds.

         (e) The financing of the Project will serve the purposes of the Act.

         (f) The Issuer is not, to its knowledge, in default in the payment of the principal of or interest on any of its indebtedness for borrowed money and is not, to its knowledge, in default under any instrument under or subject to which any indebtedness for borrowed money has been incurred, and, to its knowledge, no event has occurred and is continuing under the provisions of any such instrument that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         (g) The Issuer is not, to its knowledge, (1) in violation of the resolution creating it or any existing law, rule or regulation applicable to it or (2) in default under any indenture, mortgage, deed or trust, lien, lease, contract, note, order, judgment, decree or other agreement, instrument or restriction of any kind by which it or any of its assets are or may be bound or affected. The execution and delivery by the Issuer of this Loan Agreement, the Indenture and the Series 1988 Bonds and compliance with the terms and conditions hereof and thereof will not conflict with or result in the breach of or constitute a default under any of the above described instruments or other restrictions.

         (h) No further approval, consent or withholding of objection on the part of any regulatory body, Federal, state or local, is required in connection with (1) the execution, issuance, sale and delivery of the Series 1988 Bonds by the Issuer or (2) the execution or delivery of or compliance by the Issuer with the terms and conditions of this Loan Agreement and the Indenture, or (3) the assignment by the Issuer of its rights under the Loan Agreement and the Note.

         (i) No litigation, inquiry or investigation of any kind in or by any judicial or administrative court or agency is pending or, to its knowledge, threatened against the Issuer with respect to (1) the organization and existence of the Issuer, (2) its authority to execute or deliver this Loan Agreement, the Indenture or the Series 1988 Bonds, (3) the validity or enforceability of this Loan Agreement, the Indenture or the Series 1988 Bonds, or the transactions contemplated hereby or thereby, (4) the title of any officer of the Issuer who executed this Loan Agreement, the Indenture or the Series 1988 Bonds, or (5) any authority or proceedings related to the execution and delivery of this Loan Agreement, the Indenture or the Series 1988 Bonds, on behalf of the Issuer, and no such authority or proceedings have been repealed, revoked, rescinded or amended but are in full force and effect.

         (j) The Issuer authorizes the Company, subject to the terms and conditions set forth in this Loan Agreement, which terms and conditions the Issuer determines to be necessary, desirable and proper, to provide for the acquisition, construction and equipping of the Project by such means as shall be available to the Company and in the manner determined by the Company.

         (k) Neither this Loan Agreement, the Note and the payments thereon by the Company nor any of the revenues to be received hereunder or thereunder has been pledged or hypothecated in any manner or for any purpose other than as provided in the Indenture as security for the payment of the Bonds.

         Section 2.2. Representations by Company. The Company makes the following representations as the basis for its undertakings hereunder:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; is qualified to do or transact business and conduct its affairs in the State of North Carolina; has the power to enter into this Loan Agreement, the Deed of Trust and the Note and the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder; and by proper corporate action has duly authorized the execution and delivery of this Loan Agreement, the Note, the Deed of Trust and the Reimbursement Agreement and the performance of its obligations hereunder and thereunder.

         (b) The acquisition, construction and equipping of the Project and the loan of the proceeds of the Bonds to the Company will constitute an inducement to the Company to locate the Project in New Hanover County, North Carolina.

         (c) The Company will operate the Project, or cause it to be operated, as an industrial project within the meaning of the Act and as a manufacturing facility within the meaning of Section 144(a)(12)(C) of the Code until Payment of the Bonds. The Project will be located entirely within the boundaries of the City of Wilmington, New Hanover County, North Carolina.

         (d) The execution and delivery of this Loan Agreement, the Note, the Deed of Trust and the Reimbursement Agreement, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated herein and therein are within the corporate powers of the Company and will not (1) conflict with or constitute a breach of the Company's charter or bylaws, (2) constitute a default under any indenture, mortgage, deed of trust, lien, lease, contract, note, order, judgment, decree or other agreement, instrument or restriction of any kind to which the Company is a party or by which it or any of its properties are or may be bound or affected or (3) result in a violation of any constitutional or statutory provision or order, rule, regulation, decree or ordinance of any court, government or governmental authority having jurisdiction over the Company or its property.

         (e) Neither construction nor acquisition of the Project commenced prior to January 21, 1988.

         (f) The Company is not in default in the payment of the principal of or interest on any of its indebtedness for borrowed money and is not in default under any instrument under and subject to which any indebtedness has been incurred, and no event has occurred and is continuing under the provisions of any such instrument that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         (g) Except as set forth in Exhibit B to the Reimbursement Agreement, there is no litigation at law or in equity or any proceeding before any governmental agency involving the company pending or, to the knowledge of the Company, threatened in which any liability of the Company is not adequately covered by insurance or in which any judgment or order would have a material adverse effect upon the business or assets of the Company or that would affect the acquisition, renovation, reconstruction, equipping or operation of the Project, the validity of this Loan Agreement, the Deed of Trust, the Note or the Reimbursement Agreement or the performance of the Company's obligations thereunder.

         (h) The Company has obtained all consents, approvals, authorizations, permits, licenses, certificates and orders of any governmental or regulatory authority that are required to be obtained by it as a condition precedent to the issuance of the Series 1988 Bonds or the execution and delivery of this Loan Agreement, the Note, the Deed of Trust or the Reimbursement Agreement or the performance by the.Company of its obligations hereunder or thereunder, or that are required for the acquisition, renovation, reconstruction or equipping of the Project.

         (i) The Issuer shall have no responsibility for operation, maintenance, repair and insurance of the Project.


                                  ARTICLE III

                    Acquisition, Construction, Installation
                            and Financing of Project

         Section 3.1. Loan of Proceeds. The Issuer hereby loans the proceeds from the sale of the Series 1988 Bonds pursuant to this Loan Agreement to the Company, and the Company hereby borrows the same from the Issuer as evidenced by this Loan Agreement and the issuance and delivery of the Note to the Issuer. The Company covenants to use such proceeds to pay Costs of the Project.

         Section 3.2. Agreement to Acquire, Construct and Equip Project. The Company shall cause the acquisition, construction and equipping of the Project as described in Exhibit B, as such Exhibit B may be amended from time to time by the Company, provided that in the case of any material change in such Exhibit B there shall be filed with the Issuer and the Trustee the written approving opinion of counsel recognized on the subject of municipal bonds acceptable to the Trustee to the effect that such change shall not impair the Federal income tax exemption of interest on any of the Bonds under Section 103 of the Code. The Company agrees to obtain all licenses, permits and consents required for the acquisition, construction, equipping and operation of the Project, and the Issuer shall have no responsibility therefor.

         The Company will not take any action which would adversely affect the qualification of the Project under the Act or the exclusion of interest on the Series 1988 Bonds from gross income for Federal income tax purposes under
Section 103 of the Code.

         Section 3.3. Agreement to Issue Bonds. In order to provide funds for payment of the Cost of the Project the Issuer shall simultaneously with the execution and delivery hereof proceed with the issuance and sale of the Series 1988 Bonds bearing.interest, maturing and having the other terms and provisions set forth in the Indenture. The obligation of the Issuer to pay for the Cost of the Project shall be limited to the proceeds in the Construction Fund derived from the sale of the Series 1988 Bonds.

         Upon the request of the Company, if the Company is not in default under this Loan Agreement, the Deed of Trust or the Note, the Issuer shall, if it agrees to the desirability of so doing and the terms thereof, use its best efforts to issue and sell one or more series of Additional Bonds to pay the cost of completion of the Project, to pay the cost of additions to the Project within New Hanover County, North Carolina, to refund all or part of any series of Bonds, or for any combination of such purposes. Such additional series of Bonds shall be issued pursuant to and in compliance with Section 207 of the Indenture.

         Section 3.4. Establishment of Completion Date. The Completion Date shall be evidenced to the Issuer and the Trustee by a certificate signed by an Authorized Representative of the Company stating (a) the Cost of the Project,
(b) that the acquisition, construction and equipping of the Project has been completed substantially in accordance with Section 3.2. and (c) that, except for amounts retained by the Trustee for the Cost of the Project not then due and payable, the full Cost of the Project has been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.

         Section 3.5. Company Required to Complete Project. If the proceeds derived from the sale of the Series 1988 Bonds and any Additional Bonds issued for such purpose are not sufficient to pay in full the Cost of the Project, the Company shall pay so much of the cost thereof as may be in excess of the moneys available therefor or shall pay over to the Trustee such moneys as are necessary to provide for payment of such Cost. The Company agrees that, after exhaustion of the proceeds derived from the sale of the Bonds, if the Company should pay any portion of the Cost of the Project pursuant to the provisions of this section, it shall not be entitled to any reimbursement therefor from the Issuer or the

Trustee nor shall it be entitled to any abatement, diminution or postponement of its payments hereunder or under the Note.

         Section 3.6. Limitation of Issuer's Liability. Anything contained in this Loan Agreement to the contrary notwithstanding, any obligation the Issuer may incur in connection with the undertaking of the Project for the payment of money shall not be deemed to constitute a debt or general obligation of the Issuer but shall be payable solely from the revenues and receipts derived by it from the loan of the proceeds of the sale of the Series 1988 Bonds pursuant to this Loan Agreement, including payments received under the Note and from payments pursuant to the Letter of Credit. No provision in this Loan Agreement or any obligation herein imposed upon the Issuer, or the breach thereof, shall constitute or give rise to or impose upon the Issuer a pecuniary liability or a charge upon its general credit. No officer or commissioner of the Issuer shall be personally liable on this Loan Agreement.

         Section 3.7. Disclaimer of Warranties. The Company recognizes that since the Project has been or will be acquired, renovated, reconstructed and equipped by the Company and by contractors and suppliers selected by the company in accordance with plans and specifications prepared by architects or engineers selected by the Company, THE ISSUER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION OR WORKMANSHIP OF ANY PART OF THE PROJECT OR ITS SUITABILITY FOR THE COMPANY'S PURPOSES OR THE EXTENT TO WHICH PROCEEDS DERIVED FROM THE SALE OF THE BONDS WILL PAY THE COST TO BE INCURRED IN CONNECTION THEREWITH.


                                   ARTICLE IV

                                Payments on Note

         Section 4.1. Amounts Payable. (a) The Company covenants to make all payments on the Note, as and when the same become due.

         (b) The Company shall also pay, as and when the same become due, unless paid from the Construction Fund, (1) to the Trustee its reasonable fees for services rendered and for expenses reasonably incurred by it as Trustee under the Indenture and as Bond Registrar and Paying Agent on the Bonds including the reasonable fees of its counsel, the reasonable fees and expenses of any other Paying Agent and all other such amounts which the Company herein assumes or agrees to pay, including any cost or expense necessary to cancel and discharge the Indenture upon Payment of the Bonds, and (2) to the Issuer, its reasonable costs and expenses, directly related to the Bonds and the Project, including the reasonable fees of its counsel, a reasonable share of the cost of any audits of the funds of the Issuer, and all other amounts which the Company agrees to pay under the terms of this Loan Agreement.

         Section 4.2. Payments Assigned. It is understood and agreed that the Note and all payments thereon, as well as the Issuer's rights under this Loan Agreement (except the obligation to indemnify and pay the costs and expenses of the Issuer), are assigned by the Indenture to the Trustee. The Company consents to such assignment, and agrees to pay to the Trustee all amounts payable by the Company to the Trustee pursuant to the Note and this Loan Agreement. The Issuer consents to such payment by the Company and directs that all amounts be paid directly to the Trustee.

         Section 4.3. Default in Payments. If the Company should fail to make payments required by this Loan Agreement, other than pursuant to the Note, when due, the Company shall pay interest with respect to the payments thereon at a rate per year equal to the "prime rate" of the Trustee as announced from time to time, from the due date until paid.

         Section 4.4. Obligations of Company Unconditional. The obligation of the Company to make payments on the Note to the Trustee and to perform and observe all other covenants, conditions and agreements hereunder shall be a general obligation of the Company without abatement, diminution or deduction (whether from taxes or otherwise) and shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Issuer or the Trustee. Subject to prepayment of the Note in full as provided therein, the Company shall not suspend or discontinue any such payment on the Note or hereunder or fail to observe and perform any of its other covenants, conditions and agreements hereunder for any cause, including without limitation failure of the Company to complete the Project, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration, failure of title to any part or all of the Project, or commercial frustration.of purpose, or any damage to or destruction or condemnation of all or any part of the Project, or any change in the tax or other laws of the Untied States of America, the State of North Carolina or any political subdivision of either,, or any failure of the Issuer or the Trustee to observe and perform any covenant, condition or agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with ' the Indenture or this Loan Agreement. The Company may, after giving to the Issuer and the Trustee 10 days' notice of its intention to do so, at its own expense and in its own name or, with the consent of the Issuer which consent shall not be unreasonably withheld, in the name of the Issuer, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary in order to secure or protect any of its rights hereunder or the rights of the Issuer under the Indenture; and in such event the Issuer, subject to payment by the Company of the Issuer's costs and expenses, shall cooperate fully with the Company and take all necessary action to effect the substitution of the Company for the Issuer in any such action or proceeding if the Company shall so request; provided, however, if such consent is refused for any reason, the Issuer shall assign, to the extent permitted by law, all of its right, title and interest in such cause of action or defense to the Company and the Issuer shall cooperate fully to effectuate such assignment and take all necessary action to effect the substitution of the Company for the Issuer in any such action or proceeding.

         Section 4.5. Note Secured by Deed of Trust. The obligations of the Company under the Note shall be secured by the Deed of Trust.


                                   ARTICLE V

                 Maintenance, Alterations, Improvements, Taxes
                                 and Insurance

         Section 5.1. Undertaking of Project; Permits; Maintenance and Modification. The Company shall use, maintain and operate the Project, or cause it to be used, maintained and operated, in good repair, in accordance with all applicable laws, rules and regulations, subject to ordinary wear and tear and obsolescence. The Company may make modifications, replacements and renewals of and to the Project as the Company shall deem necessary or desirable and that do not adversely affect the value of the Project provided that all such additions, modifications or improvements comply with all applicable Federal, state and local codes. All such renewals, replacements, additions, modifications and improvements shall become part of the Project.

         Section 5.2. Taxes, Other Governmental Charges, Utility Charges. The Company shall pay as the same become due, all taxes, assessments, impositions and governmental charges of any kind whatsoever, general and specific, foreseen and unforeseen and all water and sewer charges that may be lawfully assessed, levied or imposed on the payments under the Note and this Loan Agreement and with respect to the Project. The Company shall pay as the same become due all utility and other charges incurred in the operation, maintenance, use and occupancy of the Project and all assessments and charges lawfully made by any governmental body for public improvements to the Project. The Company may allow to exist any indebtedness for any such tax, assessment, charge, levy or claim, provided any such tax, assessment, charge, levy or claim is being contested in good faith by appropriate proceedings and the Company shall have established and maintained adequate reserves for the Payment of the same.

         Section 5.3. Insurance. The Company shall keep the Project continuously insured against such risks as are customarily insured against by businesses of like size and type (other than business interruption insurance), paying as the same become due all premiums in respect thereto.

         Section 5.4. Company to Furnish Proof of Payment of Taxes, etc. The Company shall furnish the Trustee, upon request, proof of payment of any taxes, governmental charges,utility charges, insurance premiums or other charges required to be paid by the Company under this Loan Agreement.


                                   ARTICLE VI

                      Damage, Destruction and Condemnation

         Section 6.1. Parties to Give Notice. In case of any material damage to or destruction of any part of the Project, the Company shall give prompt notice thereof to the Issuer and the Trustee. In case of a taking of all or any part of the Project or any right therein under the exercise of the power of eminent domain or any loss thereof because of failure of title thereto or the commencement of any proceedings or negotiations which might result in such a taking or loss, the party upon which notice of such taking is served shall give prompt notice to the other and to the Trustee. Each such notice shall describe generally the nature and extent of such damage, destruction, taking, loss, proceeding or negotiations.

         Section 6.2. Damage and Destruction. Unless the Company terminates this Loan Agreement and prepays the Note pursuant to Article IX, if all or part of the Project is destroyed or damaged by fire or other casualty, the Company shall be obligated to continue to make payments required under the Note and shall promptly replace, repair, rebuild or restore the property damaged or destroyed to substantially its same condition as prior to such damage or destruction, with such alterations and additions as the Company may determine and as will not impair the capacity or character of the Project for the purpose for which it is then being used or is intended to be used. The Company shall apply so much as may be necessary of the Net Proceeds of insurance received by it on account of any such damage or destruction to payment of the cost of such replacement, repair, rebuilding or restoration, either on completion thereof or as the work progresses. If such Net Proceeds shall not be sufficient to pay in full the cost of such replacement, repair, rebuilding or restoration, the Company shall pay so much of the cost thereof as may be in excess of such Net Proceeds. The Company shall not by reason of the payment of such excess cost be entitled to any reimbursement from the Issuer or the Trustee or to any abatement or diminution of the amount payable under this Loan Agreement or the Note.

         Any balance of such Net Proceeds remaining after payment of the cost of such replacement, repair, rebuilding or restoration shall be paid to the Construction Fund, unless an Event of Default has happened, in which case such balance shall be paid to the Bond Fund.

         Section 6.3. Condemnation and Loss of Title. Unless the.Company terminates this Loan Agreement and prepays the Note pursuant to Article IX, if title to or the temporary use of all or any part of the Project shall be taken under the exercise of the power of eminent domain, the Company shall be obligated to continue to make the payments required under the Note. The Company shall cause the Net Proceeds from any such condemnation award to be applied to the restoration of the Project affected by the taking to substantially its same condition as prior to the exercise of such power of eminent domain with such repairs and replacements as the Company may determine and as will not impair the capacity or character of the Project for the purpose for which it is then being used or is intended to be used. Any balance of such Net Proceeds remaining after payment of the cost of such restoration or acquisition shall be paid to the Construction Fund, unless an Event of Default has happened, in which case such balance shall be paid to the Bond Fund.


                                  ARTICLE VII

                               Special Covenants

         Section 7.1. Inspection of Project. The Issuer, the Trustee and their duly authorized agents shall have the right at all reasonable times to enter upon any part of the Project and to examine and inspect the same as may be reasonably necessary for the proper maintenance of the Project provided for in Section 3.2 or in the event of failure of the Company to perform its obligations under Section 5.1. and the Issuer, the Trustee and their duly authorized agents shall also have the right at all reasonable times to examine the books and records of the Company insofar as such books and records relate to the installation and maintenance of the Project.

         Section 7.2. Indemnification by Company. The Company shall at all times protect, indemnify and save harmless the Issuer and the Trustee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses including, without limitation:

         (a) all amounts paid in settlement of any litigation commenced or threatened against the Issuer or the Trustee, if such settlement is effected with the written consent of the Company;

         (b) all expenses reasonably incurred in the investigation of, preparation for or defense of any litigation, proceeding or investigation of any nature whatsoever, commenced or threatened against the Company, the Project, the Issuer or the Trustee;

         (c) any judgments, penalties, fines, damages, assessments indemnities or contributions; and

         (d) the reasonable fees and expenses of attorneys, auditors and consultants;

provided that such damages arise out of:

                 (1) any failure by the Company or its officers, employees or agents, to perform or comply with the terms of this Loan Agreement or the Note and any agreements, covenants, obligations, or prohibitions set forth herein or therein;

                 (2) any breach of any representation or warranty of the Company set forth in this Loan Agreement, the Deed of Trust, the Reimbursement Agreement or the Note or any certificate or any letter of representation delivered by the Company pursuant hereto or in accordance with the Indenture, and any claim that any statement, representation or warranty of the Company contains or contained any untrue or misleading statement of material fact or omits to state any material facts necessary to make the statements made therein not misleading in light of the circumstances under which they were made;

                 (3) any action, suit, claim, proceeding or investigation of a judicial, legislative, administrative or regulatory nature arising from or in connection with the financing, renovation, reconstruction, acquisition, ownership, operation, occupation or use of the Project; or

                 (4) any suit, action, administrative proceeding, enforcement action, or governmental or private action of any kind whatsoever commenced against the Company, the Project, the Issuer or the Trustee which might adversely affect the validity or enforceability of the Bonds, this Loan Agreement, the Indenture or the Note or the performance by the Company, the Issuer or the Trustee of any of their respective obligations thereunder; provided that such indemnity shall be effective only to the extent of any loss that may be sustained by the Issuer or the Trustee in excess of the Net Proceeds received by it or them from insurance, if any, required hereunder with respect to such loss and provided further that the benefits of this section shall not inure to any person other than the Issuer, and the Trustee. Nothing contained herein shall require the Company to indemnify the Issuer for any claim or liability resulting from its gross negligence or its willful, wrongful acts or the Trustee for any claim or liability resulting from its gross negligence (under the standard of care set forth in Article X of the Indenture) or its willful, wrongful acts.

         If any action, suit or proceeding is brought against the Issuer or the Trustee for any loss or damage for which the Company is required to provide indemnification under this section, the Issuer or the Trustee shall promptly notify the Company and the Company shall have the right to, upon request, at its expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by the Company and approved by the Issuer and the Trustee, and such approval shall not be unreasonably withheld, provided that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. The obligations of the Company under this section shall survive any termination of this Loan Agreement.

         All references in this section to the Issuer and the Trustee shall include their members, commissioners, officers, employees and agents.

         Section 7.3. Maintenance of Corporate Existence. So long as this Loan Agreement shall not have been terminated pursuant to Section 10.1 hereof, the Company shall remain qualified to do business or transact its business and conduct its offices in the State of North Carolina and shall maintain its good standing under the laws of the State of North Carolina, maintain its corporate existence and shall not, without the prior consent of the Trustee, dissolve or otherwise dispose of all or substantially all of its assets, or consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merger into it, provided that the Company may, without violating this section, consolidate with or merge into another corporation, or permit one or more corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its business and assets and thereafter dissolve, if the surviving (if other than the Company), resulting or transferee corporation assumes in writing all of the obligations of the Company contained in this Loan Agreement and the Note and, if it is not a North Carolina corporation, either qualifies to do business in North Carolina or files a consent to service of process in North Carolina with the Trustee.

         If consolidation, merger or sale or other transfer is made as permitted by this section, the provision of this section shall continue in full force and effect and no further consolidation, merger or sale or other transfer shall be made except in compliance with the provisions of this section.

         Section 7.4. Financial Records and Statements. The Company shall maintain proper books of record and account, in which full and correct entries shall be made in accordance with generally accepted accounting principles, of all its business and affairs. The Company shall have an annual audit made by independent certified public accountants of recognized standing and, within 120 days after the end of each of its fiscal years, shall furnish the Trustee copies of the balance sheet of the Company as of the end of such fiscal year and statements of income, retained earnings and changes in financial position of the Company for such fiscal year, all in reasonable detail and certified by such accountants.

         Section 7.5.  Use of Proceeds and Other Matters.

         (a) Use of Proceeds; Prohibited Uses of Project, etc. Neither the Issuer nor the Company shall cause any proceeds of the Bonds to be expended except pursuant to the Indenture. The Company shall not (1) requisition or otherwise allow any payment out of proceeds of the Bonds (A) if such payment is to be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition, provided that this clause (A) shall not apply to any building (and the equipment purchased as a part thereof, if any,) if the "rehabilitation expenditures", as defined in
Section 147(d) of the Code, with respect to the building equal or exceed 15% of the portion of the cost of acquiring the building (including such equipment) financed with the proceeds of the Bonds, (B) if as a result of such payment, 25% or more of the proceeds of the Bonds would be considered as having been used directly or indirectly for the acquisition of land (or an interest therein); (C) if, as a result of such payment, less than 95% of the net proceeds of the Bonds, expended at the time of such requisition would be considered as having been used for costs of the acquisition, construction, or reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 144(a)(1)(A) of the Code ("Qualifying Costs") or (D) if such payment is used to pay issuance costs (including counsel fees, remarketing fees and placement fees) of the Bonds in excess of an amount equal to 2% of the principal amount of the Bonds; (2) take or omit, or permit to be taken or omitted, any other action with respect to the use of such proceeds the taking or omission of which would result in the loss of exemption of interest on the Bonds from Federal income taxation under
Section 144 of the Code; or (3) take or omit, or permit to be taken or omitted, any other action the taking or omission of which would cause the loss of such exemption. Without limiting the generality of the foregoing, the Issuer and the Company shall not use the proceeds of the Bonds, or permit such proceeds to be used directly or indirectly, for the acquisition of land (or an interest therein) to be used for farming purposes, or to provide (x) any facility the primary purpose of which is retail food and beverage services, automobile sales or service or the provision of recreation or entertainment, (y) any airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, any store the principal business of which is the sale of alcoholic beverages for consumption off premises, any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any hand ball or racquet ball court), hot tub facility, suntan facility, or race track, or (z) single or multi-family residences. The Company shall not permit the use of the Project by any person to whom any part of the aggregate authorized face amount of the Bond would be allocated pursuant to Section 144(a)(10) of the Code if the amount so allocated when increased as provided in
Section 144(a)(10) of the Code would exceed $40,000,000.

         (b) Commencement of Construction; First Users. The Company hereby represents that neither "construction" nor "acquisition" of the Project "commenced" prior to January 21, 1988, within the meaning of Section 144 of the Code. No person, firm or corporation who was a substantial user" of the Project (within the meaning described in such term under Section 144(a) of the Code) before the date of issuance of the Bonds and who was or will be a "substantial user" of the Project following its being placed in service, has received or will receive, directly or indirectly, any proceeds from the issuance and sale of the Bonds, except for the Company. The project was not "first used," within the meaning of Section 144(a) of the Code and the Treasury Regulations promulgated thereunder, prior to the date one year prior to the issuance of the Bonds.

         (c) Economic Life of Project. The Company hereby represents that the "average reasonably expected economic life" of the components comprising the Project, determined pursuant to Section 147(b) of the Code, is not less than the amount set forth in the certificates or letters of representation of the Company delivered at the issuance of the Bonds. The weighted average maturity of the Bonds does not exceed 120% of the "average reasonably expected economic life" of the components comprising the Project, determined pursuant to
Section 147(b) of the Code, as set forth in the certificates or letters of representation of the Company delivered at the issuance of the Bonds. The Company agrees that it will not make any changes in the Project which would, at the time made, cause 120% of the "average reasonably expected economic life" of the components of the Project, determined pursuant to Section 147(b) of the Code, to be less than the "average maturity of the bonds" set forth in the certificates or letters of representation of the company delivered at the issuance of the Bonds.

         (d) Certificate of Information; Internal Revenue Service Form 8038. The Company hereby represents that the information contained in the certificates or letters of representation of the Company with respect to the compliance with the requirements of Sections 103 and 144 and Sections 146 through 149 of the Code, including the information in Internal Revenue Service Form 8038 (excluding the issue number and the employer identification of the Issuer) filed by the Issuer with respect to the Bonds and the Project, is true and correct in all material respects.

         (e) Arbitrage and Rebate. Neither the Company nor the Issuer shall (1) take or omit to take any action, or approve the Company's making any investment or use of any proceeds of the Bonds or any other moneys within their respective control (including without limitation the proceeds of any insurance or any condemnation award with respect to the Project) or the taking or omission of any other action, which would cause the Bonds to be "arbitrage bonds" within the meaning of the Section 148 of the Code, or (2) approve the use of any proceeds from the sale of the Bonds otherwise than in accordance with the Issuer's "non-arbitrage" certificate given at the issuance of the Bonds barring any unforeseen circumstances, in which event the Company and the Issuer shall use such proceeds with due diligence and shall otherwise comply with the "nonarbitrage" certificate. Without limiting the generality of the foregoing, the Company shall at its sole expense take all action required under
Section 148 of the Code and Treasury Regulations thereunder to prevent loss of the exclusion from gross income for purposes of Federal income taxation of interest on the Bonds under such Section, including but not limited to paying on behalf of the Issuer the "rebate amount" to the United States of America in accordance with the "rebate requirement" described in Section 1.103-15AT9(d)(1) of such Treasury Regulations, and complying with the requirements of Section 510 of the Indenture. The Company shall also comply with any similar requirements contained in any final Treasury Regulations adopted in place of
Section 1.103-15AT of such Treasury Regulations and all other requirements of any such final Treasury Regulations.

         (f) Use by United States of America or its Agencies. The Company shall not permit the Project to be used or occupied other than as a member of the general public in any manner for compensation by the United States of America or an agency or instrumentality thereof, including any entity with statutory authority to borrow from the United States of America (in any case within the meaning of Section 149(b) of the Code) unless the Company shall deliver to the Trustee an opinion of counsel recognized on the subject of municipal bonds in form and substance satisfactory to the Trustee to the effect that such use will not impair the exemption of interest on the Bonds from Federal income taxation.

         (g) Other Bonds to be Issued. During the period commencing on the date of the issuance of the Bonds and ending 30 days thereafter, there shall be issued no "private activity bonds", as defined in Section 141 of the Code, which are guaranteed or otherwise secured by payments to be made by the Company or any "related person" (or group of "related persons") unless the Company shall deliver to the Trustee an opinion of counsel recognized on the subject of municipal bonds in form and substance satisfactory to the Trustee to the effect that the issuance of such "private activity bonds" will not impair the exclusion from gross income of interest on the Bonds for purposes of Federal income taxation.

Except for the Company or any "related person" (or group of "related persons"), no person has (1) guaranteed, arranged, participated in, assisted with or paid any portion of the cost of the issuance of, the Bonds, and (2) provided any property or any franchise, trademark or trade name (within the meaning of Section 1253 of the Code) which is to be used in connection with the Project.

         (h) Limit on Amount of Bonds, Reports. The Company represents that on the date of the issuance of the Bonds (1) obligations have not been assumed, expenditures have not been made and outstanding obligations do not exist that will cause the "aggregate face amount" of the Bonds as computed under the provisions of Section 144(a) and related sections of the Code to exceed $10,000,000 and (2) outstanding obligations do not exist that will cause the "aggregate face amount" of the Bonds allocated to any "test-period beneficiary," as defined in Section 144(a)(10) of the Code, when increased by such obligations as provided in Section 144(a)(10) of the Code, to exceed $40,000,000. During the three year period beginning on the date of the issuance of the Bonds (or, in the case of (ii) below, the date the Project is placed in service, unless the Company provides to the Trustee an opinion of counsel recognized on the subject of municipal bonds that such restriction is no longer applicable), the Company shall not make any expenditure, assume any obligation, permit the use of the Project by any person or take or permit other action that would cause the "aggregate face amount" of the Bonds as computed under the provisions of section 144(a) and related sections of the.Code (i) to exceed $10,000,000 or such other maximum dollar amount then permitted by the Code, or (ii) allocated to any "test-period beneficiary," when increased by such obligations as provided in Section 144(a)(10) of the Code, to exceed $40,000,000.

         The Company and the Issuer shall file any reports or statements and take any other action as may be required from time to time with respect,to the qualification of the Bonds as Qualified small issue bonds within the meaning of
Section 144(a) of the Code.

                 (i) Election. The Issuer hereby elects to have the provisions of Section 144(a)(4) of the Code apply to the Bonds. In support of this election, the Issuer states as follows:

                          (1)     The name of the Issuer is The New Hanover
County Industrial Facilities and Pollution Control Financing Authority and its address is c/o Clerk, Board of Commissioners, 320 Chestnut Street, Wilmington, North Carolina 28401.

                          (2)     The principal user of the facilities to be
financed with the proceeds of the Bonds will be:

                                  Applied Analytical, Inc.
                                  New Hanover County Industrial Air Park
                                  Route 6
                                  Wilmington, North Carolina 28405

                                  Employer Identification Number: 04-2687849


                          (3)     The Bonds are in the principal amount of
$3,500,000, dated November 1, 1988, and are to be issued on November 14, 1988. There are no outstanding prior issues the proceeds of which have been or are to be used primarily with respect to facilities located or to be located in the City of Wilmington, New Hanover County, North Carolina, the principal users of which is or will be the Company or any "related person" of the Company within the meaning of Section 144(a)(3) of the Code.

                          (4)     The amount of "Section 144(a)(4)(A) capital
expenditures," as that term is defined in the applicable regulations issued pursuant to Section 144 of the Code, which has been paid or incurred during the three years preceding the date of issuance of the Bonds with respect to facilities located or to be located in the City of Wilmington, New Hanover County, North Carolina, the principal users of which is or will be the Company, or any "related person" of either within the meaning of Section 144(a)(3) of the Code is zero. It is not anticipated that any such capital expenditures will be incurred from the date hereof to the.date of the issuance of the Bonds.

         Section 7.6. Reference to Bonds Ineffective after Bonds Paid. Upon Payment of the Bonds and upon payment of all obligations under this Loan Agreement, all references in this Agreement to the Bonds and the Trustee shall be ineffective, and neither the Trustee nor the holders of any of the Bonds shall thereafter have any rights hereunder except as provided in Section 7.2 and except with regard to payments of costs and expenses of the Issuer by the Company.

         Section 7.7. Project List. The Company shall maintain at the Project site a list setting forth in reasonable detail all items constituting the Project.

         Section 7.8. Notification of an Act of Bankruptcy. The Company shall notify the Bank and the Trustee within two Business Days after the occurrence of an Act of Bankruptcy.

         Section 7.9. Letter of Credit. The Company shall cause the initial Letter of Credit to be issued and outstanding. If the term of the initial Letter of Credit is extended or a Substitute Letter of Credit issued, the Company shall cause such extension or Substitute Letter of Credit to be issued for a term not less than one year or until the maturity of the Bonds, if shorter.

         Section 7.10. Compliance with Indenture. If the Company is not in default under this Loan Agreement or the Note, the Issuer, at the request of the Company, shall (a) at any time moneys held pursuant to the Indenture are sufficient to effect redemption of the Bonds and if the same are then redeemable under the Indenture, take all steps that may be necessary to effect redemption thereunder and (b) take any other action required by the Indenture. The Issuer will perform all of its agreements in the Indenture and the Bonds, and, except for the assignment of this Loan Agreement pursuant to the Indenture, will not convey its interest in this Agreement. The Company covenants and agrees to do all things within its power in order to comply with and to enable the Issuer to comply with all requirements and to fulfill all covenants of the Indenture insofar as the same relate to or are applicable to the Company. So long as an Event of Default has not occurred, the Issuer agrees that it will not amend or supplement the Indenture so as to increase the burdens or liabilities of the Company or affect the rights of the Company without the prior written consent of the Company, except as otherwise set forth in Section 1101 of the Indenture. The Company hereby agrees that it has received an executed copy of the Indenture and that it is familiar with its provisions.

         Section 7.11. Outstanding Bonds. Promptly after each June 30, the Company shall notify the North Carolina Local Government Commission and the Issuer, by first class mail, of the aggregate principal amount of the Bonds Outstanding at the close of business on such June 30.


                                  ARTICLE VIII

                         Events of Default and Remedies

         Section 8.1. Event of Default Defined. Each of the following events shall be an Event of Default, provided events (a) through (f) shall only be an Event of Default after the Conversion Date:

         (a) Failure of the Company to make any payment on the Note when the same becomes due and payable.

         (b) Failure of the Company to observe and perform any of its other payments, covenants, conditions or agreements under this Loan Agreement for a period of 30 days after notice, specifying such failure and requesting that it be remedied, given by the Issuer or the Trustee to the Company.

         (c) (1) Failure of the Company to pay generally its debts as they become due, (2) commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, (3) consent by the Company to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Company for any substantial part of its property, or to the taking possession by any such official to any substantial part of the property of the Company, (4) making by the Company of any, assignment for the benefit of creditors, or (5) taking of corporate action by the Company in furtherance of any of the foregoing.

         (d) The (1) entry of any decree or order for relief by a court having jurisdiction over the Company or its property in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law,
(2) appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the company or any substantial part of its property, or (3) entry of any order for the termination or liquidation of the Company of its affairs.

         (e) Failure of the Company within 15 days after the commencement of any proceedings against it under the Federal bankruptcy laws by any other applicable Federal or state bankruptcy, insolvency or similar law, to have such proceedings dismissed or stayed.

         (f) Any warranty, representation or other statement by or on behalf of the Company contained in this Loan Agreement or the Indenture or in any instrument furnished in connection with the issuance or sale of the Bonds was false or misleading in any material respect at the time it was made or delivered.

         (g)     An Event of Default under the Indenture or the Deed of Trust.

         The provisions of the foregoing subsection (b) are subject to the limitation that if by reason of force majeure the Company is unable in whole or in part to observe and perform any of its covenants, conditions or agreements contained hereunder, other than its obligations contained in Sections 4.1, 7.2,. 7.3, 7.5 and 9.2 hereof, the Company shall not be deemed in default during the continuance of such inability. The term "force majeure" as used herein shall include without limitation acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States of America of the State of North Carolina or any political subdivision thereof or any of their departments, agencies or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquake; fire; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company shall remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its covenants, conditions and agreements, provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by agreeing to the demands of any opposing party when such course is in the judgment of the Company unfavorable to the Company.

         Notwithstanding anything herein to the contrary, a Determination of Taxability shall not result in or constitute an Event of Default if Section 9.2 is complied with.

         Section 8.2. Remedies on Default. Whenever an Event of Default shall have happened the Trustee as the assignee of the Issuer may:

         (a) Declare all payments hereunder or on the Note to be immediately due and payable, whereupon the same shall become immediately due and payable;

         (b) Take whatever action at law or in equity may appear necessary or desirable to collect the payments then due and thereafter to become due or to enforce observance or performance of any covenant, condition or agreement of the Company under this Loan Agreement, the Deed of Trust or the Note;

         (c) Terminate any further action under this Loan Agreement and may, at its option, declare all payments on the Note to be immediately due and payable, whereupon the same shall become immediately due and payable;

         (d) Inspect, examine and make copies of, the books, records and accounts of the Company pertaining to the Project; and

         (e) Exercise any remedies provided in the Indenture or the Deed of Trust.

         No action taken pursuant to this section (including termination of the terms of this Loan Agreement) shall relieve the Company from its obligations pursuant to Section 4.1 hereof.

         The Issuer or the Trustee shall give notice to the Company of the exercise of any of the rights or remedies under this section (1) in writing in the manner provided in Section 10.2 and (2) by telephone or telegram, provided that failure to give such notice by telephone or telegram shall not affect the validity of the exercise of any right or remedy under this section.

         Any balance of the moneys collected pursuant to action taken under this section remaining after payment of all costs and expenses of collection and amounts due hereunder shall be paid to the Trustee, provided that after Payment of the Bonds any such balance shall be paid to the Company.

         Section 8.3. No Remedy Exclusive. No remedy set forth in Section 8.2 is intended to be exclusive of any other remedy, and every remedy shall be cumulative and in addition to every other remedy herein or now or hereafter existing at law, in equity or by statute. No delay or failure to exercise any right or power accruing upon an Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, and any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article VIII, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Loan Agreement.

         Section 8.4. Attorneys' Fees and Other Expenses. The Company shall, within thirty days after written demand, pay to the Issuer and the Trustee the reasonable fees of attorneys and other reasonable costs and expenses incurred by either of them in the collecting of payments due on the Note or the enforcement of any other obligation of the Company upon an Event of Default.

         Section 8.5. No Additional Waiver Implied by One Waiver. If either party or its assignee waives a default by the other party under any covenant, condition or agreement herein, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         Section 8.6. Waivers under Indenture. If any Event of Default under the Indenture corresponding to an Event of Default hereunder shall have been waived in accordance with the terms of the Indenture, such Event of Default hereunder shall be deemed to have been waived only to the extent waived thereunder.


                                   ARTICLE IX

              Termination of Loan Agreement and Prepayment of Note

         Section 9.1. Option to Prepay in Full. Unless there has been a determination which could result in a Determination of Taxability described in
Section 9.2, and subject to requirements under the Indenture for Eligible Funds in certain instances, the Company shall have the option to prepay in full the Note and terminate this Loan Agreement prior to Payment of the Bonds by (a) paying to the Trustee an amount of cash or Government Obligations which, together with existing investments in the Bond Funds, will provide the Bond Fund with cash and/or Government Obligations, the principal of and interest on which will be sufficient, in the opinion of the Trustee, (1) to redeem in accordance with the relevant section of the Indenture all Bonds then outstanding and to pay all amounts, if any, required by Section 301 of the Indenture on the date on which the Bonds are to be redeemed, (2) to pay at maturity all Bonds maturing prior to such redemption, (3) to pay interest prior to their redemption or payment pay the reasonable fees and expenses other expenses for which the Company this Loan Agreement, the Note or the making arrangement satisfactory to the Trustee for giving the required notice of redemption.

         Section 9.2. Mandatory Prepayment. The Company shall be obligated to prepay the Note in full (a) upon the occurrence of a Determination of Taxability as defined in the Indenture; or (b) as provided in Section 301 of the Indenture.

         Section 9.3. Option to Prepay in Part. The Company shall have the option to prepay the Note in part, and the Issuer agrees that the Trustee may accept such payments to be paid to the Trustee for deposit in the Bond Fund and used for redemption or, at the election of the Company, purchase of outstanding Bonds in the manner and to the extent provided in the Indenture. The principal amount of each Bond so purchased, delivered or credited shall be appropriately credited by the Trustee against the obligation of the Company to make future payments on the Note.

         Section 9.4. Relation of Options to Indenture. The options granted to the Company in this article shall be prior and superior to the Indenture and may be exercised whether or not the company is in default under this Loan Agreement, provided that any such default will not result in the nonfulfillment of any condition to the exercise of any such option.

         Section 9.5. Obligations after Payment of Note and Termination of Loan Agreement. Anything contained in this Article IX to the contrary notwithstanding, the obligations of the Company contained in Section 7.2 and the obligation of the Company to pay the costs and expenses of the Issuer shall continue after payment of the Note and termination of this Loan Agreement.


                                   ARTICLE X

                                 Miscellaneous

         Section 10.1. Term of Loan Agreement; Amounts Remaining after Payment of the Bonds. This Loan Agreement shall be effective upon execution and delivery hereof, and subject to earlier termination upon prepayment in full of the Note and all other amounts required to be paid hereunder, including all amounts payable under the Indenture, shall expire at midnight on November 1, 2000, or if such payment of the Note has not been made on such date, when payment in full of the Note and all other amounts required to be paid hereunder shall have been made, except that, notwithstanding the foregoing, the obligation of the Company to indemnify and pay the costs and expense of the Issuer shall survive the expiration of this Loan Agreement. Any amounts remaining after Payment of the Bonds and payment of the fees and expenses of the Trustee, the paying agents and the Issuer in accordance with the Indenture shall belong to and be paid to the Company by the Trustee as overpayment of amounts due on the Note.

         If the Letter of credit is not in effect, payments or prepayment of the Note in full by the Company notwithstanding the provisions of Section 9.1 shall not discharge the obligations of the Company under this Loan Agreement unless a period of 365 days beginning with the date. of such payment or prepayment shall elapse during which no Act of Bankruptcy shall have occurred. The security interest created hereby and the lien of the Indenture shall continue in effect as security for the obligations of the Company hereunder until the expiration of such 365-day period. Until the expiration of such 365-day period, payment or satisfaction of the obligations secured the Indenture shall not be deemed to have been made, and the Company shall be deemed to have waived for such 365-day period any rights it may have to require recordation of a release deed or a certificate of satisfaction or marginal entry of payment or satisfaction with respect to the Loan Agreement, the Deed of Trust and the Indenture. The Company and the Issuer sha11 likewise not be entitled to demand that the Trustee file a termination statement with respect to any financing statement filed to perfect the security interest created by the Indenture until after the expiration of such 365-day period. Anything to the contrary herein notwithstanding, recordation of a release deed or a certificate of satisfaction or marginal entry of payment or satisfaction with respect to the Deed of Trust or the Indenture at any time before or after expiration of such 365-day period shall constitute release of the lien thereof, and the filing of a termination statement with respect to any such financing statement at any time before or after expiration of such 365-day period shall terminate the security interest referred to therein. If the Issuer or any holder of the Bond is required to pay to a trustee in bankruptcy any amount. received pursuant to the Note during such 365-day period, the Company shall repay to such holder of the Bond on behalf of the Issuer such amount paid to such trustee plus accrued interest thereon.

         Section 10.2. Notices, etc. Unless otherwise provided herein, all demands, notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or mailed by first class registered or certified mail, postage prepaid, addressed (a) if to the Company, to New Hanover County Industrial Air Park, Route 6, Box 55, Wilmington, North Carolina 28405 (Attention: President), (b) if to the Issuer, c/o Clerk, Board of Commissioners, 320 Chestnut Street, Wilmington, North Carolina 28401 (Attention: Chairman), (c) if to the Trustee, to One Mellon

Bank Center, Room 3440, Pittsburgh, Pennsylvania 15258 (Attention: Corporate Trust Group), or (d) if to the Bank, to 155 North Front Street, Wilmington, North Carolina 28401 (Attention: Teresa D. Ray). A duplicate copy of each demand, notice, approval, consent, request or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee and the Bank. The Company, the Issuer, the Trustee and the Bank may, by notice given hereunder, designate any further or different addresses to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

         Section 10.3. Amendments to Loan Agreement and Note. Neither this Loan Agreement nor the Note shall be amended or supplemented and no substitution shall be made for the Note subsequent to the issuance of the Bonds and before Payment of the Bonds, without the consent of the Trustee, given in accordance with Article XII of the Indenture.

         Section 10.4. Successors and Assigns. This Loan Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. No assignment by the Company shall relieve the Company of its obligations hereunder.

         Section 10.5. Severability. If any provision of this Loan Agreement shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision hereof.

         Section 10.6. Applicable Law. This Loan Agreement shall be governed by the applicable laws of the State of North Carolina.

         Section 10.7. Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument; except that to the extent, that this Loan Agreement shall constitute personal property under the Uniform Commercial Code of North Carolina, no security interest in this Loan Agreement may be created or perfected through the transfer or possession of any counterpart of the Loan Agreement other than the original counterpart, which shall be the counterpart containing the receipt therefor executed by the Trustee following the signatures to this Loan Agreement.

         Section 10.8. Bank or Guarantors May Perform Company's Obligations. The Bank or any of the Guarantors may perform or observe any covenant, condition or agreement of the Company hereunder and.such performance or observance shall be treated in all respects as the act of the Company.

         Section 10.9. Entire Loan Agreement. This Loan Agreement together with the Indenture. the Note and the Deed of Trust constitute the entire agreement and supersede all prior agreements and understandings, both oral and written, between the Issuer and the Company with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Issuer and the Company have caused this Loan Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                                           THE NEW HANOVER COUNTY INDUSTRIAL
                                           FACILITIES AND POLLUTION CONTROL
                                           FINANCING AUTHORITY


(SEAL)                                     By:  /s/ [authorized officer]
                                                ----------------------------
                                                Chairman

Attest:


/s/ George W. Jones, Jr.
- ---------------------------
Secretary


                                           APPLIED ANALYTICAL, INC.



(SEAL)                                     By: /s/ Frederick D. Sancilio
                                               -----------------------------
                                               Title: President


Attest:


/s/ Scot Bannerman
- -----------------------------
Title: Secretary